Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-260687) of NextNav Inc.,
(2)	Registration Statement (Form S-3 No. 333-272875) of NextNav Inc.,
(3)	Registration Statement (Form S-3 No. 333-274969) of NextNav Inc.,
(4)	Registration Statement (Form S-3 No. 333-275983) of NextNav Inc.,
(5)	Registration Statement (Form S-8 No. 333-261902) pertaining to the NextNav Inc. 2021 Omnibus Incentive Plan, the NextNav Inc. 2021 Employee Stock Purchase Plan, and the NextNav Holdings, LLC 2011 Unit Option and Profits Interest Plan, as amended, of NextNav Inc.,
(6)	Registration Statement (Form S-8 No. 333-272883) pertaining to the NextNav Inc. 2021 Omnibus Incentive Plan, and the NextNav Inc. 2021 Employee Stock Purchase Plan of NextNav Inc.,
(7)	Registration Statement (Form S-8 No. 333-277889) pertaining to the NextNav Inc. 2021 Omnibus Incentive Plan,
(8)	Registration Statement (Form S-3 No. 333-279957) of NextNav Inc.,
(9)	Registration Statement (Form S-3 No. 333-279959) of NextNav Inc.,
(10)	Registration Statement (Form S-3 No. 333-283412) of NextNav Inc.,
(11)	Registration Statement (Form S-3 No. 333-283800) of NextNav Inc.,

of our report dated March 12, 2025, with respect to the consolidated financial statements of NextNav Inc. included in this Annual Report (Form 10-K) of NextNav Inc. for the year ended December 31, 2024.

/s/ Ernst and Young LLP

Tysons, Virginia

March 12, 2025